                                EXHIBIT 23 (c)

                     CONSENT OF MULDOON MURPHY & FAUCETTE
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        We hereby consent to the references to this firm under the caption "Legal Matters" in the related prospectus.

Washington, D.C.                        MULDOON MURPHY & FAUCETTE

December 5, 1996                        By: /s/ Muldoon Murphy & Faucette
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